Exhibit 31.2

CERTIFICATIONS

I, Ned Mavrommatis, as Chief Financial Officer (Principal Financial Officer), certify that:

1. I have reviewed this Annual Report on Form 10-K/A of PowerFleet, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2020	By:	/s/ Ned Mavrommatis
	Name:	Ned Mavrommatis
	Title:	Chief Financial Officer
(Principal Financial Officer)